                                                     EXHIBIT 10.5 OF FORM 10-QSB

                         AMENDMENT OF OPTION AGREEMENT

         THIS FIRST AMENDMENT, made this 17th day of July, 1996 (this "Amendment"), is made to the Hagan Option dated March 21, 1996 (the "Option" or "Option Agreement") by and between PRINCETON DENTAL MANAGEMENT CORPORATION, a Delaware corporation ("Princeton") and John H. Hagan ("Optionee").

                                   RECITALS:
         C.  Princeton has issued the Option to Optionee giving
Optionee the right to purchase up to 125,000 shares of Princeton common stock.

         D.  Certain lenders of Princeton have required that   forfeit its
rights to certain of the Options as a condition of a certain Letter Agreement.

         NOW, THEREFORE, for the reasons stated above and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Bank and the Borrower hereby agree as follows.

                                  AGREEMENTS:

         SECTION 1 Amendments to   Option.  The  Option shall be amended by
striking the term "125,000 shares" wherever it appears and substituting in its
place the term "81,000 shares."    Optionee acknowledges and agrees that the
Option shall remain in effect except that Optionee shall only have the right to purchase 81,000 shares upon the terms and conditions stated therein.
Optionee agrees to execute a replacement Option Agreement and cancel the existing Option Agreement upon the request of Princeton.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first written above.

                                  PRINCETON DENTAL MANAGEMENT CORPORATION


                                  By:______________________

                                  Title:_____________________




                                  By:_______________________
                                  Title: John H. Hagan





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